Exhibit 23.2

March 1, 2007

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to incorporation by reference in the Registration Statements (File Nos. 333-83551, 333-99979, 333-104165 and 333-128213) on Form S-3, and the Registration Statements (File Nos. 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857 and 333-137857) on Form S-8 of Unit Corporation of the reference to our reports for Unit Corporation, which appears in the December 31, 2006 annual report on Form 10-K of Unit Corporation.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

March 1, 2007